SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    December 31, 1998




                              AUDIO BOOK CLUB, INC.
             (Exact name of registrant as specified in its charter)

         Florida                     1-13469                    65-0429858
(State or other jurisdiction         (Commission File        (I.R.S. Employer
 jurisdiction of incorporation)      Number)                 Identification No.)

2295 Corporate Blvd., N.W., Boca Raton, FL     33431
(Address of principal executive offices)    (Zip Code)



(Registrant's telephone number, including area code) (561) 241-1426

                                 Not Applicable
           Former name or former address, if changed since last report

     ITEM 7. FINANCIAL STATEMENTS, pro-forma financial information AND EXHIBITS

On its Form 8-K filed January 15, 1999, Audio Book Club, Inc. advised the Securities and Exchange Commission ("the Commission") that it would file audited financial statements relating to the acquisition described therein. Attached hereto are the required financial statements.

INDEX:

(a) HISTORICAL FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED (THE COLUMBIA HOUSE AUDIOBOOK CLUB)

                                                                          Page
     September 18, 1998
              Carve-Out Balance Sheet
              Carve-Out Statement of Income
              Carve-Out Statement of Cash Flows
              Carve-Out Notes to Financial Statements

     September 19, 1997
              Carve-out Statement of Income
              Carve-Out Statement of Cash Flows
              Carve-Out Notes to Financial Statements

     December 19, 1997 and December 20, 1996
              Independent Auditor's Report
              Carve-Out Balance Sheets
              Carve-Out Statements of Income
              Carve-Out Statements of Cash Flows
              Carve-Out Notes to Financial Statements

(b)  PRO-FORMA COMBINED FINANCIAL INFORMATION

     Introduction

     Pro Forma Combined Balance Sheet at
     September 30, 1998

     Notes to Pro Forma Combined Balance Sheet at September 30, 1998

     Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 1998

     Pro Forma Combined Statement of Operations for the Twelve Months Ended December 31, 1997

     Pro Forma Combined Statement of Operations for the Twelve Months Ended December 31, 1996

     Notes to Pro Forma Combined Statements of Operations

                                              THE COLUMBIA HOUSE AUDIO BOOK CLUB
                                                    CARVE-OUT BALANCE SHEET
                                                    (AMOUNTS IN THOUSANDS)


                                                            SEPT 18,
                                                              1998
                                                           UNAUDITED
                                                           ---------

CASH                                                       $       0

ACCOUNTS RECEIVABLE. NET                                       1,344

INVENTORY. NET                                                   707

DEFERRED MEMBER ACQUISITION COSTS                              1,644

ROYALTY ADVANCES                                                 672

PREPAID EXP & OTHER CURRENT ASSETS                                42
                                                           ---------
TOTAL CURRENT ASSETS                                           4,409
                                                           =========


DEFERRED MEMBER ACQUISITION COSTS-LONG TERM                      186

                                                           ---------
TOTAL ASSETS                                               $   4,595
                                                           =========

ACCOUNTS PAYABLE                                           $     626
ACCRUED ROYALTIES                                                709
ACCRUED ADVERTISING                                              104


TOTAL CURRENT LIABILITIES                                      1,439
                                                           =========
COLUMBIA HOUSE EQUITY INVESTMENT                               3,156
                                                           ---------
TOTAL LIABILITIES AND EQUITY                               $   4,595
                                                           =========


                  The accompanying notes are an integral part
                    of these carve-out financial statements.

                                              THE COLUMBIA HOUSE AUDIOBOOK CLUB
                                                CARVE-OUT STATEMENT OF INCOME
                                                    (AMOUNTS IN THOUSANDS)
                                                   FOR THE 9 MONTHS ENDING


                                                   SEPT 18,         SEPT 19,
                                                     1998             1997
                                                  UNAUDITED        UNAUDITED
                                                  ---------        ---------
Net Sales                                         $  10,758        $  12,145

Expenses:
 Cost of Sales                                        4,321            5,020
 Selling, General and Administrative expenses         7,941            8,020
                                                  ---------        ---------
  Total expense                                      12,262           13,040

Operating (loss)                                     (1,504)            (895)

Other Income                                                              53

(Benefit) provision for income taxes
                                                  ---------        ---------

Net (loss)                                        $  (1,504)       $    (842)
                                                  =========        =========


                  The accompanying notes are an integral part
                    of these carve-out financial statements.

                                                         THE COLUMBIA HOUSE AUDIOBOOK CLUB
                                                         CARVE-OUT STATEMENT OF CASH FLOWS
                                                                (Amounts In thousands)
                                                               FOR THE 9 MONTHS ENDING


                                                           SEPT 18, 1998   SEPT 18, 1997
                                                             UNAUDITED       UNAUDITED
Cash flows from operating activities:
   Net (loss) income                                         $  (1,504)      $    (842)
   Adjustments to reconcile net (loss) Income to net
   cash provided by operating activities:
        Changes in assets and liabilities:
          Decrease in accounts receivable                          565             212
          Decrease (Increase) in inventory                          89            (243)
          Decrease (Increase) in deferred member
            acquisition costs                                    1,151            (183)
          (Increase) Decrease in royalty advances                 (185)            500
          (Increase) Decrease in other assets                      (42)            296
          Increase (Decrease) in accounts payable                  270            (302)
          (Decrease) in accrued royalties                         (180)           (520)
          (Decrease) Increase in accrued advertising              (747)            645
                                                             ---------       ---------
   Total adjustments                                               921             405
                                                             ---------       ---------
   Net cash flow from operating activities                        (583)           (437)
                                                             ---------       ---------

Financing activities:
   Net distributions to Columbia House                          (1,476)         (1,516)
   Amounts paid by Columbia House                                2,059           1,953
                                                             ---------       ---------
Net cash flow from financing activities                            583             437

Cash at beginning of period                                          0               0
                                                             ---------       ---------
Cash at end of period                                        $       0       $       0
                                                             ---------       ---------

   The accompanying notes are an integral part of these carve-out financial statements.

The Columbia House Audiobook Club
Notes to Carve-Out Financial Statement
September 18, 1998 Unaudited
(Amounts in thousands, except share and per share data)
--------------------------------------------------------------------------------

1.   Organization and Description of Business

     The Columbia House Audiobook Club (the "Club"), a division of the Columbia House Company ("Columbia House"), is a membership club which markets and sells audio books by mail order in the United States. The Club commenced operations during July 1994 and acquires members primarily through direct mailings of member solicitation materials and advertisements in magazines, newspapers and other publications. The Club does not maintain any full or part-time employees as all operations of the Club are performed by employees of Columbia House. As described in Note 7, Columbia House charges the Club for all services rendered on behalf of the Club.

     On December 30, 1998, Columbia House entered into an agreement (the "Sales Agreement") to sell the Club to The Audio Book Club, Inc. for (i) $32,750 in cash; (ii) 325,000 shares of common stock of The Audio Book Club Inc.; and (iii) a warrant to purchase 100,000 common shares of The Audio Book Club, Inc. at an exercise price equal to $11.125 per share, exercisable during the period from the closing date of the Sales Agreement to the fifth anniversary of such date.

2.   Significant Accounting Policies

     Fiscal year and  reporting  period
     The Club's fiscal year consists of 52 or 53 weeks ending on the third Friday of December in each year. The year ended December 19, 1997 included 52 weeks while the year ended December 20, 1996 included 53 weeks.

     Basis of presentation
     The carve-out financial statements include the accounts of the Club and reflect the carve-out historical results of operations, financial position and cash flows of the Club. These financial statements are not necessarily indicative of results that would have occurred if the Club had been a separate stand-alone entity during the periods presented or of future results of the Club.

     Use of estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could subsequently differ from those estimates. The significant estimates that affect the financial statements include, but are not limited to, audiobook returns, doubtful accounts, inventory obsolescence, related party charges and the recoverability of royalty advances to publishers and deferred member acquisition costs.

     Revenue recognition
     The Club recognizes sales, which include amounts charged to Club members for shipping and handling, upon shipment of merchandise and simultaneous billing. Allowance for doubtful accounts and future returns are based upon historical experience and evaluation of current trends.

The Columbia House Audiobook Club                                              2
Notes to Carve-Out Financial Statement
September 18, 1998 Unaudited
(Amounts in thousands, except share data)
--------------------------------------------------------------------------------

     Inventory

     Inventory, consisting primarily of audiobooks held for resale, is valued at the lower of cost (weighted average cost method) or market.

     Deferred member acquisition costs

     Member acquisition costs include direct response advertising costs, consisting primarily of the cost of direct mailings, magazine and newspaper advertising that include enrollment forms for the Club's members, and the cost of audiobook products provided to new members at a nominal price (introductory product shipments) as incentives to join the Club.

     Member acquisition costs are deferred and amortized in relation to the revenue stream estimated from the new Club members. The Club's estimate of future revenues is based on historical experience and is limited to revenues expected within two years of members joining the Club which corresponds to the membership commitment period.

     Royalties

     The Club is liable for royalties to licensors based upon revenue earned from the respective licensed product. Advances made for the right to distribute audiobook products are recorded as prepayments and reflected in the cost of sales as royalty expense as the related sales are made. An allowance is established for amounts considered unrecoupable. For the years ended December 19, 1997 and December 20, 1996 no writedown of royalty advances were recorded.

     Income taxes

     Columbia House is a United States partnership not subject to federal or state income tax. Accordingly, no (benefit) provision has been reflected in the Club's financial statements for federal or state income taxes on Club
     (loss) income since the Columbia House partners are taxed thereon directly.

     Recent accounting pronouncements

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 128, "Earnings per Share" which establishes standards for computing and presenting earnings per share and is effective for financial statements for both interim and annual periods ending after December 15, 1997. Given the nature of the capital structure of the Club, earnings per share data has not been presented

     There are no other recently issued accounting pronouncements that are expected to have a material impact on the Club.

The Columbia House Audiobook Club
Notes to Carve-Out Financial Statement
September 18, 1998 Unaudited
(Amounts in thousands, except share data)
--------------------------------------------------------------------------------

3.   Accounts Receivable

     Accounts receivable consists of the following:

                                                            September 18,
                                                                1998
                                                             (unaudited)

     Accounts receivable, trade                             $       2,265
     less:
     Allowance for sales return                                       186
     Allowance for doubtful accounts                                  735
                                                            -------------
                                                            $       1,344

     The provision for doubtful accounts charged to expense was $735 for the unaudited nine month period ended September 18, 1998.


4.   Inventories

                                                            September 18,
                                                                1998
                                                             (unaudited)
     Inventories consists of the following:

     Raw materials                                          $         220
     Finished goods                                                   924
                                                            -------------
                                                            $       1,144

     less: allowance for obsolesence                                  437
                                                            -------------
                                                            $         707
                                                            -------------


5.   Deferred Member Acquisition Costs


                                                            September 18,
                                                                1998
                                                             (unaudited)
     Deferred member acquisition costs consists of the following:

     Current
       Advertising                                          $       1,489
       Introductory product shipments                                 155
                                                            -------------
       Total current                                        $       1,644

     Non-current
       Advertising                                          $         167
       Introductory product shipments                                  19
                                                            -------------
       Total non-current                                    $         185


     Advertising expense was $4,413 for the unaudited nine month period ended September 18, 1998. Advertising expense for the unaudited nine month period ending September 18, 1998 includes $1,488 of deferred advertising expense that was written down to net realisable value. Introductory product shipment expense was $989 for the unaudited nine month period ended September 18, 1998.

The Columbia House Audiobook Club
Notes to Carve-Out Financial Statement
September 18, 1998 Unaudited
(Amounts in thousands, except share data)
--------------------------------------------------------------------------------

6.   Columbia House Equity Investment

                                                            September 18,
                                                                1998
                                                             (unaudited)
     An analysis of the Columbia House equity investment activity is as follows:

     Balance as of the beginning of the year                $       4,077
     Net (loss) income                                             (1,504)
     Net cash distributions to Columbia  House                     (1,476)
     Allocated charges from Columbia House                          2,059
                                                            -------------
     Balance as of the end of the year                      $       3,156


7.   Related Party Transactions

     Columbia House provides the Club with warehousing, fulfillment, marketing and customer service functions. For the unaudited period ending September 18, 1998, $810 of warehouse expenses is included as a component of costs of sales and $283 are allocated charges. Allocated charges during 1998 for fulfillment, marketing and customer service functioning which are included as a component of selling, general and administrative were as follows:

                                                            September 18,
                                                                1998
                                                             (unaudited)


     Fulfillment                                            $         827
     Marketing and customer service                                   514
                                                            -------------
                                                            $       1,341

     Columbia House also provides the Club with all general and administrative services, including insurance, legal, financial and other corporate functions, including purchasing, accounting and systems technology support. Such charges amounted to $329 for the unaudited nine month period ended September 18, 1998.


8.   Commitments and Contingencies

     The Club provides advances to publishers for the right to distribute audiobook products. Such advances are recoupable against royalties earned by publishers. Future advance payments required under existing contracts are as follows as of September 18, 1998:

     Fiscal years ended December
         1999                                               $         216
         2000                                                         250
         thereafter                                                    --
                                                            -------------
                                                            $         468

The Columbia House
Audiobook Club

Carve-Out Financial Statements
December 19, 1997 and
December 20, 1996

PricewaterhouseCoopers [logo]

                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York, NY  10036
                                                     Telephone (212) 596-8000
                                                     Facsimile (212) 596-8910


                        Report of Independent Accountants


December 30, 1998

To the Board of Representatives of
The Columbia House Company


In our opinion, the accompanying carve-out balance sheets and the related carve-out statements of operations arid of cash flows present fairly, in all material respects, the financial position of The Columbia House Audiobook Club, a division of The Columbia House Company (the "Company"), at December 19, 1997 and December 20, 1996, and the results of its operations and its cash flows for each of the fiscal years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/PricewaterhouseCoopers LLP

The Columbia House Audiobook Club
Carve-Out Balance Sheet
(Amounts in thousands)
--------------------------------------------------------------------------------

                                                     December 19,  December 20,
                                                         1997         1996

Assets
Current assets
   Cash                                                $     --    $     --
   Accounts receivable, net (Note 3)                      1,909       1,809
   Inventories, net (Note 4)                                796         826
   Deferred member acquisition costs (Note 5)             2,632       2,685
   Royalty advances                                         487         753
   Prepaid expenses and other current assets                 --         296
                                                       --------    --------
       Total current assets                               5,824       6,369
                                                       --------    --------
Long-term assets
   Deferred member acquisition costs (Note 5)               349         414
                                                       --------    --------
       Total assets                                    $  6,173    $  6,783
                                                       --------    --------

Liabilities and Columbia House Equity Investment

Current liabilities
   Accounts payable                                    $    356    $    628
   Accrued royalties                                        889         989
   Accrued advertising                                      851          --
                                                       --------    --------
       Total current liabilities                          2,096       1,617


Commitments and contingencies (Note 8)

Columbia House Equity Investment (Note 6)                 4,077       5,166
                                                       --------    --------
       Total liabilities and Columbia House
        Equity Investment                              $  6,173    $  6,783
                                                       --------    --------

              The accompanying notes are an integral part of these
                        carve-out financial statements.

The Columbia House Audiobook Club
Carve-Out Statement of Income
(Amounts in thousands)
--------------------------------------------------------------------------------


                                                        Fiscal Year Ended
                                                    December 19,  December 20,
                                                        1997          1996

Net sales                                            $  16,555     $  15,188

Expenses
  Cost of sales                                          7,019         5,862
  Selling, general and administrative expenses          10,587         8,407
                                                     ---------     ---------
    Total expenses                                      17,606        14,269
                                                     ---------     ---------

Operating (loss) income                                 (1,051)          919
(Benefit) provision for income taxes (Note 2)               --            --
                                                     ---------     ---------
Net (loss) income                                    $  (1,051)    $     919
                                                     ---------     ---------


              The accompanying notes are an integral part of these
                        carve-out financial statements.

The Columbia House Audiobook Club
Carve-Out Statement of Cash Flows
(Amounts in thousands)
--------------------------------------------------------------------------------


                                                        Fiscal Year Ended
                                                    December 19,  December 20,
                                                        1997          1996

Cash flows from operating activities
  Net (loss) income                                  $ (1,051)     $    919
  Adjustments to reconcile net (loss) income to
    net cash from operating activities
      Changes in assets and liabilities
        Increase in accounts receivable                  (100)         (250)
        Decrease in inventories                            30           319
        Decrease (increase) in deferred member
          acquisition costs                               118          (814)
        Decrease (increase) in royalty advances           266          (51l)
        Decrease (increase) in other assets               296           (25)
        Decrease in accounts payable                     (272)         (677)
        (Decrease) increase in accrued royalties         (100)          412
        Increase in accrued advertising                   851
                                                     --------      --------
Net cash flow from operating activities                    38           627
                                                     --------      --------

Financing activities
  Net distributions to Columbia House                  (2,823)       (1,920)
  Amounts paid by Columbia House                        2,785         2,547
                                                     --------      --------

Net cash flow from financing activities                   (38)          627
                                                     --------      --------

Net change in cash                                         --            --

Cash at beginning of year                                  --            --
                                                     --------      --------
Cash at end of year                                  $     --      $     --
                                                     --------      --------


              The accompanying notes are an integral part of these
                        carve-out financial statements.

The Columbia House Audiobook Club
Notes to Carve-Out Financial Statements
December 19, 1997 and December 20, 1996
(Amounts in thousands, except share and per share data)
--------------------------------------------------------------------------------

1.   Organization and Description of Business

     The Columbia House Audiobook Club (the "Club"), a division of the Columbia House Company ("Columbia House"), is a membership club which markets and sells audio books by mail order in the United States. The Club commenced operations during July 1994 and acquires members primarily through direct mailings of member solicitation materials and advertisements in magazines. newspapers and other publications. The Club does not maintain any full or part-time employees as all operations of the Club are performed by employees of Columbia House. As described in Note 7, Columbia House charges the Club for all services rendered on behalf of the Club.

     On December 30, 1998, Columbia House entered into an agreement (the "Sales Agreement") to sell the Club to The Audio Book Club, Inc. for (i) $32,750 in cash: (ii) 325,000 shares of common stock of The Audio Book Club Inc.; and (iii) a warrant to purchase 100,000 common shares of The Audio Book Club, Inc. at an exercise price equal to $11.125 per share, exercisable during the period from the closing date of the Sales Agreement to the fifth anniversary of such date.

2.   Significant Accounting Policies

     Fiscal year and reporting period
     The Club's fiscal year consists of 52 or 53 weeks ending on the third Friday of December in each year. The year ended December 19, 1997 included 52 weeks while the year ended December 20, 1996 included 53 weeks.

     Basis of  presentation

     The carve-out financial statements include the accounts of the Club and reflect the carve-out historical results of operations, financial position and cash flows of the Club. These financial statements are not necessarily indicative of results that would have occurred if the Club had been a separate stand-alone entity during the periods presented or of future results of the Club.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could subsequently differ from those estimates. The significant estimates that affect the financial statements include, but are not limited to, audiobook returns, doubtful accounts, inventory obsolescence, related party charges and the recoverability of royalty advances to publishers and deferred member acquisition costs.

     Revenue recognition

     The Club recognizes sales, which include amounts charged to Club members for shipping and handling, upon shipment of merchandise and simultaneous billing. Allowance for doubtful accounts and future returns are based upon historical experience and evaluation of current trends.

The Columbia House Audiobook Club                                              2
Notes to Carve-Out Financial Statements
December 19, 1997 and December 20, 1996
(Amounts in thousands, except share data)
--------------------------------------------------------------------------------

     Inventory

     Inventory, consisting primarily of audiobooks held for resale, is valued at the lower of cost (weighted average cost method) or market.

     Deferred member acquisition costs

     Member acquisition costs include direct response advertising costs, consisting primarily of the cost of direct mailings, magazine and newspaper advertising that include enrollment forms for the Club's members, and the cost of audiobook products provided to new members at a nominal price (introductory product shipments) as incentives to join the Club.

     Member acquisition costs are deferred and amortized in relation to the revenue stream estimated from the new Club members. The Club's estimate of future revenues is based on historical experience and is limited to revenues expected within two years of members joining the Club which corresponds to the membership commitment period.

     Royalties

     The Club is liable for royalties to licensors based upon revenue earned from the respective licensed product. Advances made for the right to distribute audiobook products are recorded as prepayments and reflected in the cost of sales as royalty expense as the related sales are made. An allowance is established for amounts considered unrecoupable. For the years ended December 19, 1997 and December 20, 1996 no writedown of royalty advances were recorded.

     Income taxes

     Columbia House is a United States partnership not subject to federal or state income tax. Accordingly, no (benefit) provision has been reflected in the Club's financial statements for federal or state income taxes on Club
     (loss) income since the Columbia House partners are taxed thereon directly.

     Recent accounting pronouncements

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 128, "Earnings per Share" which establishes standards for computing and presenting earnings per share and is effective for financial statements for both interim and annual periods ending after December 15, 1997. Given the nature of the capital structure of the Club, earnings per share data has not been presented.

     There are no other recently issued accounting pronouncements that are expected to have a material impact on the Club.

The Columbia House Audiobook Club                                              3
Notes to Carve-Out Financial Statements
December 19, 1997 and December 20, 1996
(Amounts in thousands, except share data)
--------------------------------------------------------------------------------

3.   Accounts Receivable

     Accounts receivable consist of the following:

                                          December 19,     December 20,
                                              1997             1998

     Accounts receivable, trade           $     3,549      $     3,337
     Less:
       Allowance for sales returns                599              543
       Allowance for doubtful accounts          1,041              985
                                          -----------      -----------
                                          $     1,909      $     1,809
                                          -----------      -----------


     The provision for doubtful accounts charged to expense was $1,634 in 1997 and $1,538 in 1996. The Club has no significant concentrations of credit risk with respect to trade receivables because of the large number of customers spread across many domestic geographic areas.

4.   Inventories

     Inventories consist of the following:

                                          December 19,     December 20,
                                              1997             1998

     Raw materials                        $       192      $        94
     Finished goods                             1,014              807
                                          -----------      -----------
                                                1,206              901

     Less:  allowance for obsolescence            410               75
                                          -----------      -----------
                                          $       796      $       826
                                          -----------      -----------

The Columbia House Audiobook Club                                              4
Notes to Carve-Out Financial Statements
December 19, 1997 and December 20, 1996
(Amounts in thousands, except share data)
--------------------------------------------------------------------------------

5.   Deferred Member Acquisition Costs

     Deferred member acquisition costs consist of the following:

                                           December 19,     December 20,
                                               1997             1998

     Current
       Advertising                          $    2,428      $    2,448
       Introductory product shipments              204             237
                                            ----------      ----------
       Total current                        $    2,632      $    2,685
                                            ----------      ----------
     Non-current
       Advertising                                 320             386
       Introductory product shipments               29              28
                                            ----------      ----------
       Total non-current                    $      349      $      414
                                            ----------      ----------

     Advertising expense was $5,453 and $3,745 in 1997 and 1996, respectively. Advertising expense for 1997 includes $504 of deferred advertising that was written down to net realizable value. Introductory product shipment expense was $1,642 and $l,643 in 1997 and 1996, respectively.

6.   Columbia House-Equity investment

     An analysis of the Columbia House equity investment activity is as follows:

                                                         Year Ended
                                                 December 19,   December 20,
                                                     1997          1998

     Balance as of the beginning of the year       $ 5,166       $ 3,620
     Net (loss) income                              (1,051)          919
     Net cash distributions to Columbia House       (2,823)       (1,920)
     Allocated charges from Columbia House           2,785         2,547
                                                   -------       -------
     Balance as of the end of the year             $ 4,077       $ 5,166
                                                   -------       -------

     Columbia House funds the working capital requirements of its club businesses based upon a centralized cash management system. The Columbia House equity investment includes an accumulated deficit as well as payables and receivables due to/from Columbia House resulting from cash transfers. Columbia House does not charge the Club interest on intercompany balances.

The Columbia House Audiobook Club                                              5
Notes to Carve-Out Financial Statements
December 19, 1997 and December 20, 1996
(Amounts in thousands, except share data)
--------------------------------------------------------------------------------

7.   Related Party Transactions

     Columbia House provides the Club with fulfillment, marketing and customer service and warehousing functions. Allocated charges for 1997 and 1996 for fulfillment and marketing and customer service functions which are included as a component of selling, general and administrative expenses were as follows:


                                                        Year Ended
                                             December 19,        December 20,
                                                1997                1996

     Fulfillment                             $   1,344           $   1,251
     Marketing and customer service                445                 456
                                             ---------           ---------
                                             $   1,389           $   1,707
                                             ---------           ---------

     During 1997 and 1996, the Club incurred $1,364 and $1,291, respectively, of warehousing expense that is included as a component of costs of sales. Of such amounts, $513 and $447 represent allocated charges for warehousing services provided by Columbia House for 1997 and 1996, respectively.

     Columbia House also provides the Club with all general and administrative services, including insurance, legal, financial and other corporate functions, including purchasing, accounting and systems technology support. Such charges amounted to $483 and $393 for 1997 and 1996, respectively, and are included in selling, general and administrative expenses. The cost of financing activities and certain other corporate functions, which did not benefit the Club, were absorbed by Columbia House.

     Management believes that the methodologies used to allocate charges for the services described above from Columbia House are reasonable.

8.   Commitments and Contingencies

     The Club provides advances to publishers for the right to distribute audiobook products. Such advances are recoupable against royalties earned by publishers. Future advance payments required under existing contracts are as follows:


     Fiscal years ended December
        1998                                         $     867
        1999                                               250
        Thereafter                                          --
                                                     ---------
                                                     $   1,117
                                                     ---------

The Columbia House Audiobook Club                                              6
Notes to Carve-Out Financial Statements
December 19, 1997 and December 20, 1996
(Amounts in thousands, except share data)
--------------------------------------------------------------------------------

     Columbia House is involved in litigation that impacts its various club businesses including the Club. Such litigation includes claims surrounding Columbia House's shipping and handling practices that Columbia House believes are customary in mail order retail marketing. Columbia House believes the claims are without merit and intends to defend the claims vigorously. In connection with the sale of the Club that is further described in Note 1, Columbia House has agreed to indemnify The Audio Book Club, Inc. from any ultimate liability arising since the inception of the Club through the closing date of the Sales Agreement which may result from these claims.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  INTRODUCTION
                                   (Unaudited)

The unaudited pro forma combined financial information presented herein gives effect to the purchase of the Columbia House Audiobook Club from the Columbia House Company by Audio Book Club, Inc. on December 31, 1998. The Columbia House Audiobook Club's fiscal years ended on December 19,1997 and December 20, 1996 and Audio Book Club, Inc.'s fiscal years end on December 31.

The unaudited pro forma combined balance sheet data at September 30, 1998 combines the historical balance sheet of Audio Book Club, Inc. and its subsidiary as of September 30, 1998 and The Columbia House Audiobook Club carve-out balance sheet as of September 18, 1998. The pro forma adjustments to the balance sheet assume that the acquisition was consummated at the end of the period being presented.

The unaudited pro forma combined statement of operations data being presented for the nine month period ended September 30, 1998 combines Audio Book Club, Inc. nine months of operations ended September 30, 1998 with The Columbia House Audiobook Club for the nine months of operations ended September 18, 1998. The unaudited pro forma combined statements of operations data being presented for the twelve month periods ended December 31, 1997 and 1996 combine Audio Book Club, Inc.'s twelve months of operations ended December 31, 1997 and 1996 with the operations of The Columbia House Audiobook Club for the twelve months ended December 19, 1997 and December 20, 1996. The pro forma adjustments to the statements of operations assume that the acquisition was consummated at the beginning of the earliest period being presented.

Audio Book Club, Inc. expects to achieve certain increases in net revenues and reductions in costs subsequent to the purchase of The Columbia House Audiobook Club as a result of, among other factors, increased membership, increased volume discounts, increased buying power and the elimination of duplicative ownership efforts. To comply with the Commission's pro forma reporting rules, the cost reductions reflected in the accompanying Unaudited Pro Forma Combined Statements of Operations are directly attributable to the acquisition and are factually supportable.

The unaudited pro forma combined financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisition taken place as of the date or for the periods presented. These unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the financial statements, including the accompanying notes, of The Columbia House
Audiobook Club which are attached and of Audio Book Club, Inc. which are included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

PRO FORMA COMBINED BALANCE SHEET
September 30, 1998
(Unaudited)
(In Thousands of Dollars)
September 30. 1998

                                                                                     Pro-Forma      Notes      Pro-Forma
                                                        CH              ABC         Adjustments      (1)       Combined
                                                   ---------------------------------------------------------------------
ASSETS
Cash and short-term investments                                     $  2,770                                  $  2,770
Accounts receivable                                $  1,344            3,157         $ (1,344)       (2)         3,157
Inventory                                               707            1,942                                     2,649
Deferred Member Acquisition Costs                     1,644                            (1,644)       (3)
Royalty advances                                        672              674                                     1,346
Other current assets                                     42              656              (42)       (3)           656
                                                   ------------------------------------------                 --------
Total Current Assets                                  4,409            9,199           (3,030)                  10,578

Property, equipment, software and Internet
development - net                                                        616                                       616

Other assets                                            186              190             (186)       (3)           190
Goodwill and other identifiable intangibles                                            35,569        (4)        35,569
                                                   ------------------------------------------                 --------
Total assets                                       $  4,595         $ 10,005         $ 32,353                 $ 46,953
                                                   ==========================================                 ========

LIABILITIES
Accounts payable and accrued expenses              $  1,439         $  4,066         $ (1,439)       (5)      $  4,066
Due to Columbia House                                                                     656        (2)           656
                                                   ------------------------------------------                 --------
Total current liabilities                             1,439            4,066             (783)                   4,722
                                                   ------------------------------------------                 --------

Long term debt                                                                         30,750        (6)        30,750
                                                   ------------------------------------------                 --------

EQUITY
Common stock                                                          26,406            5,542        (7)        31,948
Columbia House equity investment                      3,156                            (3,156)       (8)
Retained earnings                                                    (20,467)                                  (20,467)
                                                   ------------------------------------------                 --------
Total equity                                          3,156            5,939            5,542                   14,637
                                                   ------------------------------------------                 --------
Liabilities and equity                             $  4,595         $ 10,005         $ 32,353                 $ 46,953
                                                   ==========================================                 ========


              See notes to pro forma combined financial statements

                    NOTES TO PRO FORMA COMBINED BALANCE SHEET

                               September 30, 1998

                                   (Unaudited)



(1) Reflects the acquisition by Audio Book Club, Inc. at the end of the period being presented.

(2) Reflects that Columbia House retained first $2,000,000 of receivable collections.

(3)  Reflects reduction for assets not acquired.

(4) Records goodwill and other identifiable intangible assets arising from the acquisition.

(5)  Reflects reduction for liabilities not assumed per agreement.

(6) Reflects debt incurred by Audio Book Club, Inc. in consummating the acquisition.

(7) Reflects stock and options paid to The Columbia House Company and its designees in the acquisition.

(8)  Reflects elimination of Columbia House equity investment.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                   (Unaudited)

               (in Thousands of Dollars, Except Per Share Amounts)

                  For the Nine Months Ended September 30, 1998

                                                                                     Pro-Forma    Notes    Pro-Forma
                                                               CH            ABC    Adjustments    (a)     Combined
                                                           ---------------------------------------------------------
Net Sales                                                  $ 10,758     $  11,535                           $ 22,293

Cost of sales                                                 4,321         7,558                             11,879
                                                           ----------------------                           --------
Gross profit                                                  6,437         3,977                             10,414

Advertising                                                   4,413         6,108                             10,521
General and administrative expenses                           3,528         2,111    $ (1,452)     (b)         5,986
                                                                                        1,799      (c)
Interest expenses (income)                                                   (249)      1,960      (d)         1,711
                                                           ----------------------------------               --------
Income before taxes                                         (1,504)       (3,993)      (2,307)                (7,804)

Income taxes                                                   --            --                                  --
                                                           ---------------------------------------------------------
Net income                                                 $(1,504)     $ (3,993)    $ (2,307)              $ (7,804)
                                                           =========================================================
(Loss) per share                                                        $  (0.65)                           $  (1.20)

Number of shares used in computation of per share
information:                                                            6,153,920                          6,478,920
                                                           =========================================================


              See notes to pro forma combined financial statements

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                   (Unaudited)

               (in Thousands of Dollars, Except Per Share Amounts)

Year Ended December 31, 1997                                                    Pro-Forma   Notes    Pro-Forma
                                                          CH           ABC     Adjustments   (a)     Combined
                                                      --------------------------------------------------------
Net Sales                                             $ 16,555     $ 10,078                          $  26,633

Cost of sales                                            7,019        5,495                             12,514
                                                      ---------------------                          ---------
Gross profit                                             9,536        4,583                             14,119

Advertising                                              5,453        6,843                             12,296

General and administrative expenses                      5,134        2,225     $ (1,711)    (b)         8,046
                                                                                   2,398     (c)
Interest expenses                                                       435        2,614     (d)         3,049
                                                      -----------------------------------            ---------
Income before taxes                                     (1,051)      (4,920)      (3,301)               (9,272)

Income taxes                                                            --                                 --
                                                      --------------------------------------------------------
Net income                                            $ (1,051)    $ (4,920)    $ (3,301)            $  (9,272)
                                                      ===================================            =========
(Loss) per share                                                   $  (1.29)                         $   (2.23)
                                                                  =========                          =========

Number of shares used in  computation of per share
information:                                                      3,820,027                          4,145,027
                                                                  =========                          =========

See notes to pro forma combined financial statements

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                   (Unaudited)

               (in Thousands of Dollars Except Per Share Amounts)

Year Ended December 31, 1996                                                         Pro-Forma   Notes      Pro-Forma
                                                            CH            ABC       Adjustments   (a)        Combined
                                                       --------------------------------------------------------------
Net Sales                                              $  15,188    $    5,600                              $  20,788

Cost of sales                                              5,862         4,327                                 10,189
                                                       -----------------------                              ---------
Gross profit                                               9,326         1,273                                 10,599

Advertising                                                3,745         5,470                                  9,215
General and administrative expenses                        4,662         2,053        $ (1,417)   (b)           7,696
                                                                                         2,398    (c)
Interest expenses                                                          211           2,614    (d)           2,825
                                                       ---------------------------------------              ---------
Income before taxes                                          919       (6,461)          (3,595)                (9,137)
                                                       =======================================              =========

Income taxes                                                              --                                      --

                                                       ---------------------------------------              ---------
Net income                                             $     919    $  (6,461)        $ (3,595)             $  (9,137)
                                                       =======================================              =========
(Loss) per share                                                    $   (1.95)                              $   (2.55)
                                                                    =========                               =========

Number of shares used in  computation of per share
information:                                                        3,256,400                               3,581,400
                                                                    =========                               =========


See notes to pro forma combined financial statements

               NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  For the Nine Months Ended September 30. 1998
                  For the Twelve Months Ended December 31,1997
                  For the Twelve Months Ended December 31,1996

                                   (Unaudited)

(a)  Reflects the acquisition by Audio Book Club, Inc. as of January 1, 1996.

(b) Reflects the reduction in expenses including salaries and other costs directly attributable to the acquisition and factually supportable.

(c) Reflects amortization of goodwill and other intangibles, assuming the acquisition occurred as of the beginning of the earliest period presented.

(d) Reflects interest expense for the period presented on the long-term debt incurred in the acquisition.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 16, 1999


                                            Audio Book Club, Inc.


                                            /S/ John F. Levy
                                            ----------------------------
                                            Executive Vice President and
                                            Chief Financial Officer